SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 6, 2004

Agere Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-16397	22-3746606
(Commission File Number)	(IRS Employer Identification No.)

1110 American Parkway NE
Allentown, Pennsylvania	18109
(Address of principal executive offices)	(Zip Code)

(610) 712-1000
(Registrant’s Telephone Number)

Item 7. Financial Statements and Exhibits.

     Exhibit No. Description

99.1	Slides to be presented at the JP Morgan Technology and Telecom Conference on May 6, 2004.

99.2	Supplemental Financial Information.

Item 9. Regulation FD Disclosure.

Item 12. Results of Operations and Financial Condition.

     On May 6, 2004, Agere Systems will present the slides attached hereto as Exhibit 99.1 at the JP Morgan Technology and Telecom Conference.

     The presentation contains information about our financial performance, excluding gain or loss from the sale of, and income or loss from, discontinued operations; net restructuring and other charges; purchased in-process research and development charges related to acquisitions; amortization of goodwill and acquired intangible assets; net gain or loss from the sale of operating assets and cumulative effect of an accounting change. We believe that information presented on this basis, while not a substitute for financial information prepared in accordance with generally accepted accounting principles, will allow investors to more easily compare our financial performance on an operating basis in different fiscal periods.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGERE SYSTEMS INC.
Date: May 6, 2004	By:	/s/ John W. Gamble, Jr.
	Name:	John W. Gamble, Jr.
	Title:	Executive Vice President and Chief Financial Officer